                                                                    Exhibit 21.1


                           SCHEDULE OF SUBSIDIARIES
                                      OF
                       TRANSAMERICAN ENERGY CORPORATION


Name                                       State of Incorporation             Assumed Names
----                                       ----------------------             -------------
TransAmerican Refining Corporation                 Texas                           N/A

TransTexas Gas Corporation                        Delaware                Southwest Texas Services

                                                                             Diamond Services

                                                                        TransTexas Drilling Services
